Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Sean B. O’Connor

Vice President, Finance and Chief Financial Officer

LeCroy Corporation

Tel: 845-425-2000

LeCroy Reports Record Sales in Second Quarter Fiscal 2011

Strong Oscilloscope Orders Drive 45% Revenue Growth;

Non-GAAP Operating Margin Doubles Year-over-Year to 15%;

Company Raises Full-Year Fiscal 2011 Guidance

CHESTNUT RIDGE, NY, JANUARY 26, 2011 – LeCroy Corporation (NASDAQ: LCRY), a leading supplier of oscilloscopes and serial data test solutions, today announced financial results for its fiscal second quarter ended January 1, 2011.

The highlights of the Company’s year-over-year (“YOY”) financial performance for the second quarter of fiscal 2011 are as follows:

(In millions, except per share data, percentages and bps)	Q2 FY11 GAAP	Q2 FY10 GAAP	Q2 FY11 non-GAAP*	Q2 FY10 non-GAAP*	YOY Change non-GAAP*

Revenue	$45.0	$31.0	$45.0	$31.0	45.2%
Gross Margin	61.4%	58.6%	61.7%	58.8%	290 bps
Operating Income	$2.5	$1.2	$6.8	$2.3	192%
Operating Margin	5.5%	3.8%	15.0%	7.5%	750 bps
Net Income (Loss)	$0.3	$(0.3)	$4.2	$1.0	306%
Net Income (Loss) Per Diluted Share	$0.02	$(0.02)	$0.28	$0.08	250%

*	A presentation of, and a reconciliation of, non-GAAP financial measures with the most directly comparable GAAP measures, if different, can be found in the financial tables below.

Comments on the Quarter

“We are very pleased with LeCroy’s continued momentum and strong performance in the second quarter of fiscal 2011 as we set new company records for sales, orders and non-GAAP operating income,” said LeCroy President and Chief Executive Officer Tom Reslewic. “Accelerating oscilloscope demand produced LeCroy’s seventh consecutive quarter of sequential growth in revenue and non-GAAP operating income.”

“We have continued to execute our strategy to build our reputation at the high end of the oscilloscope market as we saw very favorable adoption of LeCroy’s new high bandwidth scopes launched last fall,” said Reslewic. “In addition to seeing continued strength in demand for our high-end oscilloscopes, we are now benefiting from a strong upgrade cycle in mid-range scopes.”

“Along with strong top-line growth, we produced record non-GAAP operating margins of 15% – squarely aligned with our long-term target business model – in the second quarter of fiscal 2011,” Reslewic said. “At the same time, LeCroy generated $4.8 million in cash from operations, and executed a successful equity offering. As previously announced, we recently completed a new amended credit agreement with our lenders that will further improve the Company’s long-term financial flexibility.”

GAAP operating income for the second quarter of 2011 includes a $4.2 million non-cash share-based compensation charge of which $3.4 million is attributable to outstanding stock appreciation rights (“SARs”). Accounting for SARs requires the recording of an expense or income to the consolidated statements of operations depending on whether the Company’s stock price increased or decreased, respectively. Because of the continued rise in LeCroy’s stock price during the second quarter of fiscal 2011, the Company recorded a significant non-cash, mark-to-market share-based compensation expense for the SARs.

Outlook and Guidance

“LeCroy’s customers are responding positively to the comprehensive rollout of technology-leading products that we initiated in the first half of fiscal 2011,” said Reslewic. “Further, we are excited about the promise of the innovative new oscilloscope platforms that we are preparing to launch in the months ahead.”

“Our fiscal third quarter tends to be seasonally softer than our fiscal second quarter, which is typically the strongest of the year,” Reslewic said. “Given the robust demand environment and the success of LeCroy’s new products, however, we expect sales for the third quarter of fiscal 2011 to equal and potentially exceed the record high we set in the sequential second quarter.”

“For the third quarter of fiscal 2011, we currently expect to report revenue in the range of $45 million to $46 million and non-GAAP operating margin of approximately 15%,” said Reslewic. “For full-year fiscal 2011, we are raising our revenue outlook to a range of $175 million to $177 million, and we anticipate non-GAAP operating margins of approximately 14% to 14.5%.”

Conference Call Information

LeCroy will broadcast its quarterly conference call for investors live over the Internet today, Wednesday, January 26, 2011 at 10:00 a.m. ET. To access the webcast, visit the “Events Calendar” in the “Investors” section of LeCroy’s website at www.lecroy.com. The call also may be accessed by dialing (877) 709-8155 or (201) 689-8881. For interested individuals unable to join the live conference call, a webcast replay will be available on the Company’s website for approximately one year.

About LeCroy Corporation

LeCroy Corporation is a worldwide leader in serial data test solutions, creating advanced instruments that drive product innovation by quickly measuring, analyzing and verifying complex electronic signals. The Company offers high-performance oscilloscopes, serial data analyzers and global communications protocol test solutions used by design engineers in the computer, semiconductor and consumer electronics, data storage, automotive and industrial, and military and aerospace markets. LeCroy’s 45-year heritage of technical innovation is the foundation for its recognized leadership in “WaveShape Analysis” - capturing, viewing and measuring the high-speed signals that drive today’s information and communications technologies. LeCroy is headquartered in Chestnut Ridge, New York. Company information is available at http://www.lecroy.com.

Basis of Presentation

The Company’s fiscal years end on the Saturday closest to June 30, resulting in an additional week of results every five or six years. The fiscal year ended July 3, 2010 represented a 53-week period, while the fiscal year ending July 2, 2011 will represent a 52-week period. Therefore, the first half of fiscal 2011 was a 26-week period compared with a 27-week period for the first half of fiscal 2010.

The consolidated balance sheet as of July 2, 2010 reflects a correction of approximately $0.9 million to properly classify the deferred tax asset related to the Company’s stock appreciation rights (“SARs”). The Company’s SARs are liability classified awards and are reflected on the consolidated balance sheet as current liabilities. Therefore, the deferred tax asset associated with these awards, which was previously classified as non-current as of July 2, 2010, has been reclassified from Other non-current assets to Other current assets to follow the current classification of the underlying award.

Safe Harbor

This release contains forward-looking statements, including those pertaining, but not limited to expectations regarding: LeCroy’s customers responding positively to the comprehensive rollout of technology-leading products; excitement about the potential of the new oscilloscope platforms that we are preparing to launch in the months ahead; strong growth in demand at the high end of the oscilliscope market spreading to the mid-range; LeCroy establishing a leadership position built on reputation at the high end; the robust demand environment and success of LeCroy’s new products; LeCroy’s anticipation that sales for the third quarter of fiscal 2011 will equal or exceed the record high set in the second quarter of fiscal 2011; LeCroy’s anticipation to report revenue in the range of $45 million to $46 million and non-GAAP operating margin of approximately 15% for the third quarter of fiscal 2011; and LeCroy’s anticipation that full-year revenue will range between $175 million to $177 million,with non-GAAP operating margins of approximately 14% to 14.5%.

Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties including, without limitation, adverse changes in general economic or political conditions in any of the major countries in which LeCroy does business; volume and timing of orders received; changes in the mix of products sold; competitive pricing pressure; the availability and timing of funding for the Company’s current products; delays in development or shipment of LeCroy’s new products or existing products; introduction of new products by existing and new competitors; failure to successfully manage transitions to new markets; failure to anticipate and develop new products and services in response to changes in demand; failure to obtain and maintain cost reductions; difficulty in predicting revenue from new products; disputes and litigation; inability to protect LeCroy’s intellectual property from third-party infringers; failure to manage LeCroy’s sales and distribution channels effectively; disruption of LeCroy’s business due to catastrophic events; risks associated with international operations; fluctuations in foreign currency exchange rates; changes in, or interpretations of, accounting principles; inventory write-down; impairment of long-lived assets; valuation of deferred tax assets; unanticipated changes in, or interpretations of, tax rules and regulations; LeCroy’s inability to attract and retain key personnel; LeCroy’s inability to purchase its convertible debt; and interruptions or terminations in LeCroy’s relationships with turnkey assemblers.

For further discussion of these and other risks and uncertainties, individuals should refer to LeCroy’s SEC filings, which are available at the Company’s website www.lecroy.com. The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in LeCroy’s Quarterly Report on Form 10-Q for the quarter ended January 1, 2011, which the Company expects to file in February 2011.

LeCroy undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise. Further information on potential factors that could affect LeCroy Corporation’s business is described in the Company’s reports on file with the SEC.

Use of Non-GAAP Financial Measures

Certain disclosures in this press release include “non-GAAP financial measures.” A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the Consolidated Balance Sheets, Consolidated Statements of Operations or Cash Flows of the Company.

The non-GAAP results are a supplement to the financial statements based on generally accepted accounting principles (“GAAP”). The Company believes this presentation provides investors and LeCroy management with additional insight into its underlying results because of the materiality of certain non-cash charges. The Company excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

We define non-GAAP gross profit as gross profit as reported under GAAP plus non-cash charges for share-based compensation costs included in cost of revenues. Non-GAAP gross margin is computed as non-GAAP gross profit as a percentage of total revenues. Non-GAAP gross profit and non-GAAP gross margin are not substitutes for comparable GAAP measures.

We define non-GAAP operating income as operating income reported under GAAP plus primarily non-cash charges for share-based compensation costs and business realignment charges. Non-GAAP operating income is not a substitute for GAAP operating income.

We define non-GAAP net income as net income (loss) reported under GAAP plus primarily non-cash charges for share-based compensation costs, business realignment charges, non-cash amortization of debt discount and loss on extinguishment of convertible notes, each net of applicable income taxes, such that the effective blended statutory rate, for non-GAAP net income is approximately 37.5% and 30% on a year-to-date basis, adjusted for tax return filing true-ups and reserve adjustments, for each of the full fiscal 2010 and 2011 years, respectively. Non-GAAP net income is not a substitute for GAAP net income (loss).

GAAP net income for the second quarter of 2011 includes an approximate $0.5 million loss on the extinguishment of convertible notes. Accounting for the extinguishment of convertible notes requires the application of derecognition guidance where upon repurchase, the fair value of the liability component immediately prior to extinguishment is measured first and the difference between the fair value of the aggregate consideration paid and the fair value of the liability component is attributed to the reacquisition of the equity component. The derecognition guidance results in a loss or gain in the consolidated statement of operations that differs from the cash loss or gain, which is measured as the difference between the cash paid and the principal amount repurchased. The after-tax impact resulting from the difference between the cash loss and the accounting loss is approximately $0.2 million.

We define non-GAAP net income per diluted common share as non-GAAP net income divided by the weighted average number of shares outstanding plus the dilutive effect of stock options, restricted stock and the convertible notes, calculated consistent with GAAP, as applicable. Non-GAAP net income per diluted common share is not a substitute for GAAP net income (loss) per diluted common share.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per diluted common share, as we defined them, may differ from similarly named measures used by other entities and, consequently, could be misleading unless all entities calculate and define such non-GAAP measures in the same manner. A presentation of, and a reconciliation of, our non-GAAP financial measures with the most directly comparable GAAP measures are included in the accompanying financial data. By definition, non-GAAP measures do not give a full understanding of LeCroy; therefore, to be truly valuable, they must be used in conjunction with the GAAP measures. We strongly encourage investors to review our consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

LeCROY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Quarter Ended		Two Quarters Ended
	Jan 1, 2011	Jan 2, 2010	Jan 1, 2011	Jan 2, 2010
In thousands, except per share data	(13 weeks)	(13 weeks)	(26 weeks)	(27 weeks)

Revenues:
Test and measurement products	$41,884	$28,384	$78,357	$54,191
Service and other	3,128	2,614	5,765	4,808

Total revenues	45,012	30,998	84,122	58,999

Cost of revenues:
Share-based compensation	127	51	262	116
Other costs of revenues	17,244	12,769	32,831	25,038

	17,371	12,820	33,093	25,154

Gross profit	27,641	18,178	51,029	33,845

Operating expenses:
Selling, general and administrative:
Share-based compensation	3,517	778	7,554	1,357
Other selling, general and administrative expenses	12,221	9,389	23,533	17,713

	15,738	10,167	31,087	19,070

Research and development:
Share-based compensation	604	253	1,301	502
Other research and development expenses	8,826	6,586	16,731	12,456

	9,430	6,839	18,032	12,958

Total operating expenses	25,168	17,006	49,119	32,028

Operating income	2,473	1,172	1,910	1,817

Other income (expense):
(Loss) gain on extinguishment of convertible debt, net of issue cost write-off	(532)	247	(532)	611
Interest income	12	18	23	29
Interest expense	(622)	(855)	(1,412)	(1,643)
Amortization of debt discount on convertible notes	(511)	(605)	(1,072)	(1,210)
Other, net	(341)	(138)	(618)	(270)

Other expense, net	(1,994)	(1,333)	(3,611)	(2,483)

Income (loss) before income taxes	479	(161)	(1,701)	(666)
Provision (benefit) for income taxes	179	120	(737)	97

Net income (loss)	$300	$(281)	$(964)	$(763)

Net income (loss) per common share
Basic	$0.02	$(0.02)	$(0.07)	$(0.06)
Diluted	$0.02	$(0.02)	$(0.07)	$(0.06)

Weighted average number of common shares:
Basic	14,577	12,387	13,622	12,323
Diluted	15,210	12,387	13,622	12,323

LeCROY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

In thousands	Jan 1, 2011	July 3, 2010 *

ASSETS

Current assets:
Cash and cash equivalents	$8,707	$7,822
Accounts receivable, net	28,620	26,840
Inventories, net	37,563	30,308
Other current assets	12,361	9,654

Total current assets	87,251	74,624

Property and equipment, net	22,988	20,806
Intangible assets, net	579	409
Other non-current assets	6,882	6,815

TOTAL ASSETS	$117,700	$102,654

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,772	$13,649
Accrued expenses and other current liabilities	21,468	12,327
Convertible notes, net of unamortized discount of $1,427 and $0 respectively	28,223	—

	68,463	25,976

Long-term bank debt	—	17,000
Convertible notes, net of unamortized discount of $0 and $3,044 respectively	—	36,606
Deferred revenue and other non-current liabilities	3,690	3,296

Total liabilities	72,153	82,878

Stockholders’ equity	45,547	19,776

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$117,700	$102,654

*	Certain reclassifications have been made to conform to the current year presentation.

LeCROY CORPORATION

RECONCILIATION OF REPORTED GAAP RESULTS

TO NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

	Quarter Ended		Two Quarters Ended
	Jan 1, 2011	Jan 2, 2010	Jan 1, 2011	Jan 2, 2010
In thousands	(13 weeks)	(13 weeks)	(26 weeks)	(27 weeks)

GAAP gross profit, as reported	$27,641	$18,178	$51,029	$33,845

Share-based compensation	127	51	262	116

Non GAAP gross profit	$27,768	$18,229	$51,291	$33,961

	Quarter Ended		Two Quarters Ended
	Jan 1, 2011	Jan 2, 2010	Jan 1, 2011	Jan 2, 2010
In thousands	(13 weeks)	(13 weeks)	(26 weeks)	(27 weeks)

GAAP operating income, as reported	$2,473	$1,172	$1,910	$1,817

Share-based compensation	4,248	1,083	9,117	1,976
Business realignment charges	49	61	49	129

Non GAAP operating income	$6,770	$2,316	$11,076	$3,922

	Quarter Ended		Two Quarters Ended
	Jan 1, 2011	Jan 2, 2010	Jan 1, 2011	Jan 2, 2010
In thousands	(13 weeks)	(13 weeks)	(26 weeks)	(27 weeks)

GAAP net income (loss), as reported	$300	$(281)	$(964)	$(763)

After-tax effect of Non GAAP adjustments:
Share-based compensation	3,262	848	6,482	1,553
Business realignment charges	35	43	35	86
Non-cash amortization of debt discount on convertible notes	388	420	751	810
Non-cash loss on extinguishment of convertible notes	201		201

Non GAAP net income	$4,186	$1,030	$6,505	$1,686

	Quarter Ended		Two Quarters Ended
	Jan 1, 2011	Jan 2, 2010	Jan 1, 2011	Jan 2, 2010
In thousands, except per share data	(13 weeks)	(13 weeks)	(26 weeks)	(27 weeks)

Net income (loss) per common share
Diluted, as reported	$0.02	$(0.02)	$(0.07)	$(0.06)
Diluted, non GAAP	$0.28	$0.08	$0.46	$0.13

Weighted average number of common shares:
Diluted, as reported	15,210	12,387	13,622	12,323
Diluted, non GAAP	15,210	12,577	14,112	12,522